TEMPLETON GLOBAL INVESTMENT TRUST

                                          Broward Financial Centre
                                          500 East Broward Boulevard/Suite 2100
                                          Fort Lauderdale, FL  33394-3091
                                          Facsimile 954.847.2288
                                          Telephone 954.527.7500
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                            CERTIFICATE OF SECRETARY

                                       OF

                        TEMPLETON GLOBAL INVESTMENT TRUST

I, Barbara J. Green, certify that I am Secretary and Vice President of Templeton Global Investment Trust (the "Trust"), on behalf of each of its series. As Secretary of the Trust, I further certify that the following resolution was adopted by a majority of the Trustees of the Trust at a meeting held on April 4, 2000 and further certify that said resolution is in full force and effect in all respects.

          RESOLVED, that a Power of Attorney, substantially in the form of the Power of Attorney presented to this Board, appointing Mark H. Plafker, Bruce G. Leto, Deborah R. Gatzek, Barbara J. Green, Murray L. Simpson, David P. Goss, Allan S. Mostoff and Jack W. Murphy as attorneys-in-fact for the purpose of filing documents with the Securities and Exchange Commission on behalf of the Trust and the Fund and on behalf of each Trustee is hereby approved, the attorneys-in-fact listed in such Power of Attorney are hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney, and the execution of such Power of Attorney by each Trustee and designated officer is hereby authorized and approved.

I declare under penalty of perjury that the matters set forth in this certificate are true and correct to the best of my knowledge.

Dated: June 30, 2000


                                                  /s/BARBARA J. GREEN
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                                                  Barbara J. Green
                                                  Secretary and Vice President